UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant [ ]

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[  ] Preliminary Proxy Statement
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[  ] Definitive Proxy Statement
[  ] Definitive Additional Materials
[X] Soliciting Material under § 240.14a-12

COUNTERPATH CORPORATION
(Name of Registrant as Specified In Its Charter)

Not Applicable
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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(1) Title of each class of securities to which transaction applies:

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The following material change report was filed with certain Canadian securities regulatory authorities and is available at www.sedar.com under CounterPath Corporation's profile.

51-102F3
MATERIAL CHANGE REPORT

Item 1 Name and Address of Company

CounterPath Corporation (the "Company")
300 - 505 Burrard Street
Vancouver, BC  V78X 1M3

Item 2 Date of Material Change

December 6, 2020

Item 3 News Release

The news release was disseminated through Issuer Direct on December 7, 2020 and filed on SEDAR at www.sedar.com.

Item 4 Summary of Material Change

On December 6, 2020, CounterPath Corporation (the "Company"), a Nevada corporation, Alianza, Inc., ("Alianza"), a Delaware corporation, and CounterPath Merger Sub, Inc. ("Merger Sub"), a Nevada corporation and a wholly-owned subsidiary of Alianza, entered into an Agreement and Plan of Merger (the "Merger Agreement"). The Merger Agreement provides that, among other things, Alianza will acquire the Company in exchange for cash. The Merger Agreement was unanimously adopted by a special committee of certain independent members of the board of directors of the Company (the "Board") as well as the full Board.

Item 5 Full Description of Material Change

5.1 Full Description of Material Change

On December 6, 2020, the Company, Alianza and Merger Sub entered into the Merger Agreement. The Merger Agreement provides that, among other things, Alianza will acquire the Company in exchange for cash. The Merger Agreement was unanimously adopted by a special committee of certain independent members of the Board as well as the full Board.

Under the Merger Agreement, Merger Sub will merge with and into the Company (the "Merger") with the Company continuing as the surviving corporation, which will be a wholly owned subsidiary of Alianza. At the effective time of the Merger (the "Effective Time"), by virtue of the Merger and without any further action on the part of the Company, Merger Sub, Alianza or any holder of shares of common stock of the Company or Merger Sub, each share of common stock of the Company issued and outstanding immediately prior to the Effective Time (other the dissenting shares and the shares held by the Company, Alianza or Merger Sub) will be converted into the right to receive US$3.49 in cash, without interest (the "Merger Consideration") and net of any withholding.

The Merger is subject to customary closing conditions, including but not limited to (i) approval of the Merger Agreement by the holders of a majority of shares of common stock of the Company and by the holders of a majority of shares of common stock of the Company held by the minority stockholders as required by Multilateral Instrument 61-101 Protection of Minority Security Holders in Special Transactions adopted by certain Canadian securities regulators, (ii) there not being dissenting shares representing more than 4% of the outstanding shares of common stock of the Company and (iii) the amended and restated employment agreements between Alianza and certain key employees being in full force and effect.

Under the Merger Agreement, the Company may not solicit an alternative acquisition proposal or, subject to exceptions that permit the Company's directors to take actions required by their fiduciary duties, change the recommendation to the Company's stockholders to approve the Merger, or enter into any agreement relating to an alternative acquisition proposal.

The Merger Agreement may be terminated under certain specified circumstances, including (i) by either the Company or Alianza if the Merger is not consummated on or before May 31, 2021 (the "End Date"), provided that Alianza must pay the Company a termination fee of US$1.5 million if the Merger Agreement is terminated solely due to Alianza's failure to pay the Merger Consideration in full by the End Date, (ii) by the Company in order for the Company to enter into an agreement with respect to a superior proposal, so long as the Company complies with certain notice and other requirements relating to an alternative acquisition proposal, in which case the Company must pay Alianza a termination fee of US$1.5 million, and (iii) by Alianza due to a change of recommendation by the Board or if the Company commits a willful breach of certain notice and other requirements relating to an alternative acquisition proposal, in which case the Company must pay Alianza a termination fee of US$1.5 million.

Each of Alianza, Merger Sub and the Company has made customary representations and warranties and agreed to customary covenants in the Merger Agreement.

As an inducement to the parties entering into the Merger Agreement, on December 6, 2020, certain stockholders of the Company, beneficially owning, in the aggregate, approximately 51% of the outstanding shares of common stock of the Company entered into a voting agreement, pursuant to which, among other things, such stockholders agreed to vote to approve the Merger Agreement and to take certain other actions in furtherance of the Merger.

Additional Information and Where to Find It

In connection with the proposed transaction, the Company plans to file relevant materials with the United States Securities and Exchange Commission (the "SEC"), including a proxy statement on Schedule 14A, and with the applicable regulatory authorities in Canada as required under applicable Canadian securities laws. Promptly after filing its definitive proxy statement with the SEC and Canadian regulatory authorities, the Company will mail the definitive proxy statement to each stockholder entitled to vote at the meeting of the Company's stockholders relating to the Merger. INVESTORS AND STOCKHOLDERS ARE URGED TO CAREFULLY READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO AND ANY DOCUMENTS INCORPORATED BY REFERENCE THEREIN) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE TRANSACTION THAT THE COMPANY WILL FILE WITH THE SEC AND CANADIAN REGULATORY AUTHORITIES WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION AND THE PARTIES TO THE TRANSACTION. The definitive proxy statement, the preliminary proxy statement, and other relevant materials in connection with the transaction (when they become available) and any other documents filed by the Company with the SEC and applicable Canadian regulatory authorities, may be obtained free of charge at the SEC's website (www.sec.gov) and on SEDAR (www.sedar.com) under the Company's profile. In addition, security holders will be able to obtain free copies of the proxy statement from the Company by contacting Chief Executive Officer by mail at Attn: Chief Executive Officer, Suite 300, One Bentall Centre, 505 Burrard Street, Vancouver, British Columbia V7X 1M3, Canada.

Certain Information Regarding Participants

The Company, Alianza, and their respective directors and executive officers may be deemed, under SEC rules, to be participants in the solicitation of proxies from the Company's stockholders in connection with the proposed transaction. Information about the directors and executive officers of the Company is set forth in its proxy statement for the Company's annual meeting of stockholders held on September 24, 2020, which was filed with the SEC on August 21, 2020, as supplemented by the Company's current report on Form 8-K filed with the SEC on September 15, 2020. To the extent holdings of such directors and executive officers in the Company's securities are not reported, or have changed since the amounts described in the proxy statement for the Company's annual meeting of stockholders held on September 24, 2020, such changes may be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC regarding the proposed transaction when they become available. You may obtain these documents (when they become available) free of charge through the website maintained by the SEC at http://www.sec.gov.

Notice Regarding Forward-Looking Statements

This material change report contains "forward-looking statements." Statements in this material change report that are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, outlook, expectations or intentions regarding the future. Such forward-looking statements include, among other things, the following: the satisfaction of the conditions to closing, including the approval of the Merger Agreement by the stockholders of the Company and the number of dissenting shares. The material assumptions supporting these forward-looking statements include, among others, that Alianza will have available sufficient cash or other sources of available funds by the closing date to pay for the shares of the Company and the payment of all fees, costs and expenses to be paid by Alianza related to the Merger. It is important to note that actual outcomes and the Company's actual results could differ materially from those in such forward-looking statements. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others: (1) any direct or indirect negative potential impact or harm that COVID-19 may actually have on the Company's business or its potential/current clients' businesses; (2) the lack of cash flow which may affect the Company's ability to continue as a going concern; (3) the variability in the Company's sales from reporting period to reporting period due to extended sales cycles as a result of selling the Company's products through channel partners or the length of time of deployment of the Company's products by its customers; (4) the Company's ability to manage its operating expenses, which may adversely affect its financial condition and ability to continue to operate as a going concern; (5) the Company's ability to remain competitive as other better financed competitors develop and release competitive products; (6) the impact of intellectual property litigation that could materially and adversely affect the Company's business; (7) the success by the Company of the sales of its current and new products; (8) the impact of technology changes on the Company's products and industry; (9) the failure to develop new and innovative products using the Company's technologies including the refresh of the Company's Software-as-a Service (SaaS) solution; (10) continuation or acceleration of the work at home movement; (11) the Company and Alianza being unable to realize the anticipated synergies from the Merger; (12) the Company's and Alianza's ability to raise the additional funding that they may need to continue their business, capital expansion and sales activity; (13) the risks that the conditions to the closing of the Merger are not satisfied, including the failure to obtain stockholder approvals for the Merger in a timely manner or at all; (14) uncertainties as to the timing of the closing of the Merger and the ability of each of the Company and Alianza to consummate the Merger; (15) the risks related to the failure or delay in obtaining required approvals from the Toronto Stock Exchange, the Nasdaq Stock Market or any governmental or quasi-governmental entity necessary to consummate the Merger; (16) risks related to the market price of the common stock of the Company; (17) significant transaction costs and unknown liabilities; (18) litigation or regulatory actions related to the Merger; (19) risks related to Alianza's ability to have sufficient cash or other sources of available funds by the closing date to pay for the shares of the Company and the payment of all fees, costs and expenses to be paid by Alianza related to the Merger; and (20) the inherent uncertainties with mergers, acquisitions and other business combinations. Readers should also refer to the risk disclosures outlined in the Company's quarterly reports on Form 10-Q, the Company's annual reports on Form 10-K, and the Company's other disclosure documents filed from time-to-time with the Securities and Exchange Commission at www.sec.gov and the Company's interim and annual filings and other disclosure documents filed from time-to-time on SEDAR at www.sedar.com. These forward-looking statements are made as of the date of this material change report, and the Company assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by applicable law, including the securities laws of the United States and Canada.

5.2 Disclosure for Restructuring Transactions

N/A

Item 6 Reliance on subsection 7.1(2) or (3) of National Instrument 51-102

N/A

Item 7 Omitted Information

None

Item 8 Executive Officer

David Karp, Chief Executive Officer, (604) 320-3344 ext 1110

Item 9 Date of Report

December 7, 2020